Exhibit 99.1

U n l o c k i n g N e x t - G e n e r a t i o n T h e r a p i e s t o T r e a t C a n c e r I n v e s t o r P r e s e n t a t i on

Disclaimer and Forward-Looking Statements

Forward-Looking Statements

This presentation contains certain forward-looking statements within the meaning of the federal securities laws, including, without limitation, statements relating to the business combination (the "**Transaction**") between VERAXA Biotech AG ("**Veraxa**") and Voyager Acquisition Corp. ("**Voyager**"), including the anticipated timing and benefits thereof; Veraxa's implied enterprise value; expectations regarding the healthcare and biopharmaceutical industries; Veraxa's development of, the potential benefits of, and patient access to, its product candidates for the treatment of cancer; Veraxa's ability to develop additional product candidates, including through use of Veraxa's BiTAC platforms; the anticipated benefits of the BiTAC treatment approach; and Veraxa's ability to general revenue in the future. Forward-looking statements are statements that are not historical facts. Such forward-looking statements are subject to risks and uncertainties, which could cause actual results to differ from the forward-looking statements. These forward-looking statements generally are identified by the words "believe," "project," "expect," "anticipate," "estimate," "intend," "think," "strategy," "future," "opportunity," "potential," "plan," "seeks," "may," "should," "will," "would," "will be," "will continue," "will likely result," and similar expressions, but the absence of these words does not mean that a statement is not forward-looking. Forward-looking statements are predictions, projections and other statements about future events that are based on current expectations and assumptions and, as a result, are subject to risks and uncertainties.

These statements are based on management's expectations, assumptions, estimates, projections and beliefs as of the date of this presentation and are subject to a number of factors that involve known and unknown risks, delays, uncertainties and other factors not under the company's control that may cause actual results, performance or achievements of the company to be materially different from the results, performance or other expectations expressed or implied by these forward-looking statements. These factors include, but are not limited to (i) the risk that the Transaction may not be completed in a timely manner or at all; (ii) the failure to satisfy conditions to consummation of the Transaction; (iii) the effect of the Transaction and its announcement or pendency on Veraxa's business, results of operations, and plans; (iv) the failure to realize anticipated benefits of the Transaction; (v) legal proceedings related to the Transaction; (vi) changes in the markets in which Veraxa competes; (vii) changes in general economic conditions; (viii) uncertainties inherent in the execution, cost, completion, and results of preclinical studies and clinical trials; (ix) risks related to regulatory review and approval and commercialization; (x) risks related to intellectual property protection; and (xi) Veraxa's limited operating history. Further information about these and other relevant risks and uncertainties may be found in the registration statement on Form S-1 filed with the Securities and Exchange Commission (the "**SEC**") by Voyager on June 18 , 2024.

The foregoing list of factors is not exhaustive. You should carefully consider the foregoing factors and the other risks and uncertainties that will be described in the "Risk Factors" section of the proxy statement/prospectus and the amendments thereto, the definitive proxy statement/prospectus, and other documents to be filed from time to time with the SEC. These filings identify and address other important risks and uncertainties that could cause actual events and results to differ materially from those contained in the forward-looking statements. You should not place undue reliance on forward-looking statements, which speak only as of the date they are made. Neither Voyager nor Veraxa undertake an obligation to update the forward-looking statements, except as required by applicable laws.

Additional Information and Where to Find It

In connection with the Transaction, Voyager has filed relevant materials with the SEC, including a registration statement on Form S-1, which includes a preliminary proxy statement/prospectus of Voyager , and will file other documents regarding the Transaction with the SEC. This presentation is not intended to be, and is not, a substitute for the proxy statement/prospectus or any other document that Voyager has filed or may file with the SEC in connection with the Transaction. When available, the definitive proxy statement and other relevant materials for the Transaction will be mailed or made available to stockholders of Voyager. You are urged to carefully read, when they become available, any relevant documents filed with the SEC, because they will contain important information about Voyager, Veraxa, and the Transaction. Voyager's investors and stockholders and other interested persons will also be able to obtain copies of the registration statement, the preliminary proxy statement/prospectus, the definitive proxy statement/prospectus, other documents filed with the SEC that will be incorporated by reference therein, and all other relevant documents filed with the SEC by Voyager in connection with the Transaction, without charge, once available, at the SEC's website at www.sec.gov, or by directing a request to Voyager Acquisition Corp., 131 Concord Street, Brooklyn, NY 11201, Attention: Adeel Rouf, CEO and Director.

Participants in the Solicitation

Voyager, Veraxa, and their respective directors, executive officers, other members of management and employees may be deemed participants in the solicitation of proxies from Voyager's stockholders with respect to the Transaction. Investors and security holders may obtain more detailed information regarding the names and interests in the Transaction of Voyager's and Veraxa's directors and officers in Voyager's upcoming filings with the SEC, including a registration statement on Form F-4, a preliminary proxy statement/prospectus, a definitive proxy statement/prospectus, amendments and supplements thereto, and other documents filed with the SEC.

No Offer or Solicitation

This presentation is not a solicitation of a proxy, consent, or authorization with respect to any securities or in respect of the Transaction and will not constitute an offer to sell or the solicitation of an offer to buy any securities, nor will there be any sale of securities in any states or jurisdictions in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such jurisdiction. No offer of securities shall be made except by means of a prospectus meeting the requirements of the Securities Act of 1933, as amended.

VERAXA
4

Transaction Highlights

Business Combination Structure

- Voyager Acquisition Corp intends to complete a business combination with Veraxa, a leading company in the next oncology revolution
- The business combination is expected to close in Q4 2025

Valuation

- The business combination implies a pro forma combined enterprise value of approximately $1.5 billion
- Existing Veraxa shareholders would roll over 100% of their equity as part of the business combination

Capital Structure

- The business combination is to be funded by a combination of Voyager cash held in trust and PIPE financing

Estimated Sources & Uses

Sources	($M)
Veraxa Rollover	$1,250
SPAC Cash in Trust	$253
PIPE	$25
Total	**$1,528**

Uses	($M)
Equity to Veraxa	$1,250
Cash to balance sheet	$253
Illustrative transaction expenses	$25
Total	**$1,528**

Pro Forma Valuation

PF Shares Outstanding (M)	159.1
Share Price ($)	$10.00
PF Equity Value ($M)	**$1,591.3**
(-) PF Cash ($M)	278
PF Enterprise Value ($M)	**$1,313.3**

Pro Forma Ownership



15,9%
4,0%
1,6%
78,6%

		Shares (M)	Ownership %
1	VERAXA Rollover Equity	125.0	78.6%
2	SPAC Shareholders	25.3	15.9%
3	Sponsor Shares	6.3	4.0%
4	PIPE Shareholders	2.5	1.6%

VERAXA

Assumptions:

1. 159.1M pro forma shares outstanding at $10.00 per common share. Total sponsor shares of 6.325M
2. PIPE priced at $10.00 per share
3. Assumes $253M remaining in trust (0% Redemptions). Excludes interest earned in the trust. SPAC cash amount is subject to change depending on the actual interest earned in the trust and total number of redemptions
4. Assumes $253M remaining in trust (0% Redemptions). Excludes interest earned in the trust. SPAC cash amount is subject to change depending on the actual interest earned in the trust and total number of redemptions
5. All charts and tables exclude 12.65M SPAC warrants and 7.665M Private Placement warrants. All warrants have a strike price of $11.50 per common share

5

Vision

A world where cancer is no longer a life-threatening diagnosis but a manageable condition—where patients live without fear, empowered by groundbreaking therapies.

Mission

At VERAXA, we aim to transform cancer medicine with BiTAC, a breakthrough technology, that precisely targets tumors while protecting healthy tissue.



VERAXA

6

VERAXA is Leading the Next Oncology Revolution

2020
Founded by Two EMBL* Spin Offs

$60M
Capital Raised and Effectively Implemented

$431B
Global Solid Tumor Market in 2025

19.7%
Global Market CAGR 2025 - 2033

Ph1
Clinical program in Acute myeloid leukemia (AML)

3
Expected Clinical-Stage Drug Programs in 2029

4
Expected Technology Platforms (2 Disruptive, 2 Best-in-class)

22
Patent families

*European Molecular Biology Laboratory (EMBL): https://www.embl.org.
Source: Market Data Forecast

VERAXA
7

VERAXA's Solution to Cancer Therapies



Toxicity
Efficacy
Toxicity
Efficacy
Chemotherapy
Advanced Cancer Therapeutics
BiTAC (VERAXA)

- **VERAXA's Breakthrough**
  BiTAC (Bi-Targeted Tumor Associated Cytotoxicity) – a novel technology platform tackling these challenges
- **How BiTAC Works**
  Requires dual-antigen engagement to minimize off-tumor toxicity while enhancing tumor specificity
- **Current Cancer Therapies Face Major Limitations**
  Antibody Drug Conjugates (ADC)s and bispecific T cell engagers (TCE)s fail in most cases based on clinical trial data due to toxicity or lack of efficacy
- **Key Challenge**
  On-target, off-tumor effects cause harmful side effects when target antigens are expressed on healthy cells
- **Impact**
  Expands the therapeutic window for ADCs and TCEs, enabling safer and more effective cancer treatments

Sources: Nature Reviews Clinical Oncology, Volume 20, August 2023, 558-576 & Global Data

VERAXA
8

Executive Leadership and Management Team

Management Team



Christoph Antz, PhD
CEO

25+ years of experience
Serial entrepreneur, VC, M&A, company building
Medical Physicist, Max-Planck
EMBL Ventures, Luxendo, Acousia Therapeutics



Heinz Schwer, PhD, MBA
CBO

25+ years of experience
Serial entrepreneur, VC, M&A, company building
Clinical Chemist, Harvard Medical School, Henley
Sloning Biotech, MorphoSys, ViraTherapeutics, EMBL Ventures



Rick Austin, PhD
CSO

25+ years of scientific leadership in pioneering immune oncology companies
Biochemistry, Biophysics, Molecular Biology, Yale University
Tularik, Amgen, Harpoon



Torsten Bürgermeister
CFO

25+ years of experience
Finance in global life science
Diploma in Business Administration, Mannheim
Molecular Health, BASF Pharma, Techem Energy, Colt Telekom

Clinical Advisory Board



Prof. Ralf Bargou
Chair for Translational Oncology
University Clinic Wuerzburg



Prof. Dimitris Tzachanis
Hematologist/ Medical Oncologist
UC San Diego Health



Prof. Gernot Stuhler
Adjunct Professor at University of Würzburg



Prof. Matthias Miederer
Head Department Transl. Oncology
NCT Dresden

Board of Directors



Oliver R. Baumann
Chairman
Xlife Sciences AG



David L. Deck
Board Member

VERAXA

9

Scientific Leadership



Christoph Erkel, PhD
Vice President R&D

20 years in antibody discovery and preclinical development
Biology
Max-Planck, Univ. of Marburg
Sloning, MorphoSys



Marian Weiss, PhD
Director Microfluidics

10 years in Microfluidics
Physics
Max-Planck, Univ. Heidelberg
Hahn-Schickard, Velabs Therapeutics

The DNA of VERAXA

Yale, Harvard Medical School, MIT Massachusetts Institute of Technology, UCSF, acousia therapeutics, Max Planck Gesellschaft, Universität Mannheim, Tularik, sloning BioTechnology, Roche, AMGEN, Luxendo A Bruker Company, morphosys, Boehringer Ingelheim, ViraTherapeutics, Harpoon Therapeutics, EMBL Ventures, EMBL, BASF, Molecular Health, lanthio pharma



Steffen Dickopf, PhD
Director BiTAC TCE

10 years in discovery immune oncology antibody development
Molecular Biotechnology
LMU Munich
Roche, MorphoSys



Anna Pryszlak, PhD
Director Translation Research

10 years in antibody screening and assay development
Medical Biotechnology
DKFZ, EMBL, Velabs Therapeutics



Paul Sauter, PhD
Director BiTAC ADC

10 years in click-chemistry and ADC discovery
EMBL, Araxa



Steffen Runz, PhD
Director Bispec ADCs

15+ years in antibody discovery & development
MorphoSys, Velabs Therapeutics



Christine Köhler, PhD
Director Protein Expression & GCE

Over 10 years in Protein engineering Biology
University of Mainz
EMBL, Araxa

VERAXA
10

First In Class Technologies with One Vision


Click-
Chemistry
BiTAC
ADC
ADC
Technologies
Glycan
Conjugation
GCE
Technology
FIGHT
CANCER
BiTAC
TCE
BiTAC
Formats
TCE
Technologies
Hemibody
Dosing
Hemibody
Technology

Our Antibody Drug Conjugate (ADC) technology selectively targets and destroys cancer cells, with no expected side effects

Our T Cell Engager (TCE) technology harnesses the body's immune cells to specifically target and destroy cancer cells, with no expected side effects

VERAXA

11

Severe Toxicity is the Problem in Cancer Therapies


Single Antigen Targeting
T Cell
killing
killing
Cancer Cell
TCE
(T Cell Engager)
Same Antigen
T Cell
killing
killing
Healthy Cell
Single Antigen Targeting
Cancer Cell
killing
ADC
(Antibody Drug Conjugate)
Same Antigen
Healthy Cell
killing

PROBLEM
Single cancer antigens found on healthy cells.

VERAXA
12

VERAXA's Solution Eliminates the Problem



Dual Antigen Targeting
T Cell
killing
killing
Cancer Cell
Selective Antigen Pair
Dual Antigen Targeting
Cancer Cell
killing
BiTAC-TCE
(T Cell Engager)
Different Antigens
Healthy Cell
Healthy Cell
BiTAC-ADC
(Antibody Drug Conjugate)
Different Antigens
Healthy Cell
Healthy Cell

SOLUTION

A highly specific dual-antigen approach targets tumor cells with precision.

Destroy cancer cells while preserving healthy ones.

VERAXA 13

Preclinical Efficacy Demonstrated in Animal Models

Cancer Cells Eradicated

Negative Control Blue Colour indicates cancer cells	Treatment with **ONE Hemibody** Target 1	Treatment with **ONE Hemibody** Target 2	Treatment with **TWO Hemibodies** combined Target 1 + Target 2 attacking two different targets	Positive Control

Day 1

Day 4

Day 7



Adapted from Geis *et al.* 2021 (Nature Communications): NOD SCID mice injected with luciferase-positive MM.1S cells - Tumor bearing mice (Multiple Myeloma) were treated with Hemibodies (Hb) alone and in combination targeting αSLAMF7 and αCD38

Hemibody:
The first generation of BiTAC antibodies, showed promising results in animal studies at the University Clinic of Würzburg.

Why VERAXA?
VERAXA holds exclusive rights to all Hemibody patents and has developed proprietary second-generation BiTAC molecules with superior development, efficacy and specificity

VERAXA

14

VERAXA Technologies Supercharged by Data-Rich AI

VERAXA leverages an AI-powered database combining scientific, clinical, drug and commercial data across oncology, including ADCs and TCEs. This platform continuously evolves to validate optimal target pairs for diverse cancer types, accelerating therapeutic innovation.



Clinical Data
Scientific Data
Commercial Data
Drug Design
AI
Target Biology
Druggability
Tumor Biology
Drug Design
Developability
Efficacy
Safety
Indication Space
Biomarkers
Competitive Intelligence
Expression in healthy
Expression in disease
Functionality
Turnover
In-vitro potency
In-vivo efficacy & safety
Escape mechanisms
Tumor heterogeneity
Solubility
Affinities
Geometry
Productivity
TRAEs
OS
PFS
On-target off-tumor tox
Off-target tox
Solid tumor
Incidence
Stratification
Mortality
Standard of care
Targets
Competition on MoA
Patient numbers
Patient convenience

VERAXA 15

A Modular Platform for Cost-Effective Drug Development

Number of targets used for approved drugs


~850
Total number of targets
~80
Cell receptors in cancer indications
~10
Solid tumor associated antigens

Sources: Human Protein Atlas and Sharifi *et al.*; JCI Insight, 2024 Sep 24

- The modular BiTAC system creates many programs from a few molecules.
- BiTAC acts like a flexible construction kit, enabling multiple combinations.
- Example: 6 BiTAC molecules can generate 15 unique programs and 10 BiTAC molecules generate 45 programs.
- CMC costs are incurred only once, reducing expenses.
- **Reusing BiTAC molecules speeds up development and cuts costs by up to 60%.**

VERAXA

16

IP Excellence Underpinning VERAXA's Technologies

Exclusive Licenses covering:
- BiTAC-TCEs
- Microfluidic
- Signal-Detection
- etc.

Approved patents and patent applications covering:
- BiTAC-TCEs
- BiTAC-ADCs
- Microfluidic
- Click-Chemistry
- Glycan-Conjugation
- etc.



In-Licensed Patents
Trade Secrets
Patents & Application
Freedom-to-Operate

VERAXA keeps certain trade secrets to make the IP package stronger and prevent other companies to copy:
- Target identification
- Positional intelligence for Genetic Code Expansion
- Microfluidic design
- etc.

Various studies carried out that confirm FTO in all areas

VERAXA

17

Surpassing the Limits of Conventional Cancer Therapies


T Cell Engager
Protease-Based
Protease
Target
Require tumor-specific protease
VERAXA
BiTAC-TCE
BiTAC-ADC
Vir
AMUNIX
Janux
Revitope ONCOLOGY
Takeda
xilio THERAPEUTICS
CYTOMX
shasqi
TAG WORKS
REGENERON
IMMUNOCORE
AMGEN
Roche
Pfizer
Genmab
xencor
GILEAD
Daiichi-Sankyo
Johnson&Johnson
Genentech
ADC THERAPEUTICS
astellas
AstraZeneca
immunogen
Seagen
Ab Drug Conjugates
Protease-Based or Pretargeting Approach
Efficacy
Tumor Specificity (Safety)

- All major ADC developers use technologies that severely impact healthy cells
- Approved T cell engagers work only in cancers with highly selective single targets
- Few companies (circle) work on TCEs and ADCs that use either a dual-targeting approach depending on tumor-specific proteases or pretargeting on single antigens
- VERAXA's BiTAC technology enables a much more selective attack on cancer cells while sparing healthy ones - making it possible, for the first time, to target solid tumors with non-exclusive cancer markers

VERAXA

Disclaimer: Major market players sorted in no particular order

18

Converting VERAXA's Technologies into Commercial Value


Johnson & Johnson
AMGEN
Roche
Bristol Myers Squibb
GSK
MERCK
VERAXA
Partner
Partner
BiTAC
TCE
T Cell Engager
ADC
Antibody Drug Conjugates


Potential Company Value (Qualitative)
2025
2026
2027
2028
2029
2030
Partner ADC
Partner TCE
VERAXA ADC
VERAXA TCE
ADC Technology
BiTAC-ADC Platform
BiTAC-TCE Platform

VERAXA

Disclaimer: Major market players are shown as potential licensees

19

Redefining and Rapidly Expanding Pipeline

	Program	Partner	Type	Disease	2025	2026	2027	2028	2029	2030
VERAXA	VX-A903-1		BiTAC-TCE	LC, PC	Discovery	Preclinical	Preclinical	Ph1	Ph1	Ph2
	VX-A903-2		BiTAC-TCE	LC, PC	Discovery	Preclinical	Preclinical	Ph1	Ph1	Ph2
	VX-A904		BiTAC-ADC	OC, BC	Evaluation	Discovery	Preclinical	Preclinical	Ph1	Ph1
	VX-A905	OmniAb	Bispec. ADC	EC, BC	Discovery	Discovery	Exit			
	VX-A901	In negotiation	Fc-enh. mAb	AML	Ph1	Licensing				
	VX-A902	In negotiation	ADC	BC	Discovery	Licensing				
Partnerships*	VX-P903	Univ. WÜ	BiTAC-TCE	MM	Preclinic	Preclinic	Ph1	Licensing		
	VX-P101		BiTAC-TCE	tbd	Discovery	Preclinic	Preclinic	Licensing		
	VX-P102		BiTAC-TCE	tbd	Discovery	Preclinic	Preclinic	Licensing		
	VX-P103		BiTAC-TCE	tbd		Discovery	Preclinic	Preclinic	Licensing	
	VX-P201		BiTAC-ADC	tbd		Discovery	Preclinic	Preclinic	Licensing	
	VX-P202		BiTAC-ADC	tbd			Discovery	Preclinic	Preclinic	Licensing
	VX-P302		BiTAC-ADC	tbd			Discovery	Preclinic	Preclinic	Licensing

* Anticipated partnerships due to interested parties

VERAXA
20

Comparable M&A Transactions

ADC-Deals
Antibody Drug Conjugates

Total (US$m)	Acquirer	Issuer	Year	Stage	Content
1,140	Taiho Pharmaceutical Co	Araris Biotech AG	2025	Preclinical	AraLinQ-linker conjugation platform
1,400	Merck KGaA	Caris Life Sciences	2024	Discovery	Accelerate ADC discovery
1,020	Roche	Suzhou Medilink Therapeutics	2024	Preclinical	ADC targeting c-Met
1,023	Bristol-Myers Squibb Co	Tubulis GmbH	2023	Discovery	ADC against solid tumors
1,020	Pyramid Biosciences Inc	GeneQuantum Biosciences	2023	Preclinical	ADC against TROP2
9,300	Merck & Co Inc	Sichuan Kelun Biotech	2023	Preclinical	7 preclinical investigational ADCs against cancer
2,000	Amgen Inc	Synaffix BV	2023	Preclinical	Development of next-gen ADCs
1,100	AstraZeneca Plc	KYM Biosciences	2023	Phase I	ADC targeting Claudin 18.2 in gastric cancers
1,200	Amgen Inc	LegoChem Biosciences	2022	Discovery	5 ADC therapies using Legochem's ADC platform
800	Merck KGaA	Mersana Therapeutics	2022	Discovery	ADC activating STING signal in tumor cells
1,000	Elevation Oncology Inc	CSPC Megalith Biopharma	2022	Phase I	ADC targeting Claudin 18.2

TCE Deals
Bi-specific Antibodies

Total (US$m)	Acquirer	Issuer	Year	Stage	Content
1,250	Johnson & Johnson	Yellow Jersey Therapeutics AG	2024	Phase I	BsAb targeting IL-4Ra and IL-31
2,518	Sanofi	Adagene Inc	2022	Discovery	BsAbs using SAFEbody technology
2,030	Regeneron Pharmaceuticals Inc	CytomX Therapeutics Inc	2022	Discovery	BsAb development platform
1,760	Gilead Sciences Inc	MacroGenics Inc	2022	Discovery	BsAb targeting CD123 and CD3
1,455	Zai Lab Ltd	MacroGenics Inc	2021	Discovery	DART platform (bispecific binder)
1,368	Janssen Biotech Inc	F-star Therapeutics Inc	2021	Discovery	Up to 5 BsAbs using mAb2 platform
2,100	F. Hoffmann-La Roche Ltd	Innovent Biologics Inc	2020	Discovery	BsAbs against hematological and solid cancers
1,940	AbbVie Ireland Unlimited Comp...	I-Mab Biopharma US Ltd	2020	Phase I	BsAb targeting CD47
1,605	Astellas Pharma Inc	CytomX Therapeutics Inc	2020	Discovery	BsAb targeting CD3 and tumor cell surface
4,000	Abpro Corp	Chia Tai Tianqing Pharmaceutical	2019	Discovery	DiversImmune antibody discovery platform

VERAXA
21

VERAXA

Next-Generation Therapies
Targeting five of the most prevalent and aggressive solid tumor indications.

Scalable Multi-Platform Technology
Broad application across major malignancies with a low-risk, high-reward growth profile.

Proven Leadership
Led by BiTAC's original inventors and supported by experienced biotech executives and clinical advisors.

Strong Financial Backing
$25M in pre-IPO funding planned with a minimum of $25M capital at closing from strategic PIPE investors and/or from existing SPAC Trust to advance clinical programs.

Strategic Pharma Discussions
Engaged in advanced multi-program partnership talks with leading global pharmaceutical firms.

22

TAM of $431B for VERAXA's Solution

TAM (Total Addressable Market)

SOM (Serviceable Obtainable Market)



Global Solid Tumor Market
2000
1800
1600
1400
1200
1000
800
600
400
200
0
$ billion
19.7%
Global Market CAGR,
2025-2033
$1.059tn
$431bn
2023
2024
2025
2026
2027
2028
2029
2030
2031
2032
2033



Global Bispecific, TCE, and ADC Market
$169 bn
Bispecific-
Market
(incl. TCEs)
$112bn
$34 bn
44,2%
ADC-Market
$18bn
$16bn
29,6%
$57bn
2025
CAGR
2030

Source: Market Data Forecast

Source: Mordor Intelligence & Precedence Research

VERAXA

23

VERAXA's Forecasts (2025-2030)

VERAXA: Positioned for Transformative Growth

VERAXA is poised to achieve future revenue growth through a combination of potential partnerships and continued development of its proprietary pipeline

Key Strategic Milestones by 2030:

- **Strategic Alliances:** Execution of two major multi-program partnerships with leading global Pharma or Biotech players.
- **Breakthrough Technologies:** Clinical validation of two first-in-class platforms – *BiTAC TCE* and *BiTAC ADC* – unlocking new therapeutic frontiers.
- **Pipeline Advancement:** Our lead programs will have successfully completed Phase 1 and advanced into Phase 2 trials, demonstrating both safety and early efficacy.
- **Next-Level Innovation:** VERAXA will be poised to scale its proprietary technology platform, opening new avenues for long-term growth and value creation.



Projected Cumulative Annual Revenue
(Millions EUR)
600
500
400
300
200
100
-
0
21
79
197
409
518
2025
2026
2027
2028
2029
2030
Partnered Programs
Existing Programs
Licensing Own Programs
Grants

VERAXA

24

References

1. **Global Solid Tumor Market Forecast**
   Market Data Forecast, 2024: (https://www.marketdataforecast.com/market-reports/solid-tumor-market)

2. **Antibody Drug Conjugates Market Overview**
   Mordor Intelligence, 2024: (https://www.mordorintelligence.com/industry-reports/antibody-drug-conjugates-market)

3. **Bispecific Antibodies Market Outlook 2023–2034**
   Precedence Research: (https://www.precedenceresearch.com/bispecific-antibodies-market)

4. **Optimizing the safety of antibody-drug conjugates for patients with solid tumors**
   Paolo Tarantino et al.; Nature Reviews Clinical Oncology, Volume 20, August 2023, 558-576; https;//doi.org/10.1038/s41571-023-00783-w

5. **VERAXA Research-Based Data 2024**
   Data found in the Global Data database (GlobalData.com) and the National Library of Medicine Clinical Trials Database (ClinicalTrials.gov)

6. **Combinational targeting of multiple myeloma by complementing T cell engaging antibody fragments**
   Geis, M., Nowotny, B., Bohn, MD. *et al.*; *Commun Biol* **4**, 44 (2021); https://doi.org/10.1038/s42003-020-01558-0

7. **Estimated Targets for Approved Drugs**
   Human Protein Atlas: (https://www.proteinatlas.org/humanproteome/tissue/druggable?utm_source=chatgpt.com)

8. **Clinical cell-surface targets in metastatic and primary solid cancers**
   Sharifi et al., Clinical cell-surface targets in metastatic and primary solid cancers, JCI Insight, 2024 Sep 24;9(18):e183674; https://doi.org/10.1172/jci.insight.183674

VERAXA

25

References

9. Comparable M&A Transactions:

https://www.oxfordbiotherapeutics.com/news-events/oxford-biotherapeutics-enters-into-a-strategic-collaboration-with-roche-to-discover-novel-targets-for-antibody-based-therapeutics-for-the-treatment-of-cancer

https://www.biospace.com/deals/arrivent-joins-chinese-licensing-trend-with-potential-1-2b-adc-deal-with-lepu

https://www.globenewswire.com/news-release/2025/03/17/3043425/0/en/Taiho-Pharmaceutical-to-Acquire-Next-Generation-ADC-Drug-Discovery-Company-Araris-Biotech.html

https://avenzotx.com/press-releases/avenzo-therapeutics-and-dualitybio-announce-exclusive-global-license-for-potential-best-in-class-egfr-her3-antibody-drug-conjugate/

https://www.carislifesciences.com/about/news-and-media/caris-life-sciences-announces-partnership-with-merck-kgaa-darmstadt-germany/

https://www.prnewswire.com/news-releases/medilink-therapeutics-announces-worldwide-collaboration-and-license-agreement-with-roche-to-develop-next-generation-antibody-drug-conjugate-in-oncology-302024162.html

https://www.fiercebiotech.com/biotech/bristol-myers-pays-23m-develop-solid-tumor-adcs-based-tubulis-toxicity-taming-technology

https://www.prnewswire.com/news-releases/pyramid-biosciences-expands-oncology-pipeline-with-in-licensing-of-gq1010-a-potential-best-in-class-trop2-targeted-antibody-drug-conjugate-adc-from-genequantum-healthcare-301796003.html

https://www.goodwinlaw.com/en/news-and-events/news/2023/01/01_09-merck-and-kelun-biotech-announce

https://www.fiercebiotech.com/biotech/amgen-piles-2-billion-more-pharmas-adc-rush-synaffix-pact

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References

https://www.1stoncology.com/blog/sotio-expands-adc-pipelinesynaffix-collaboration-to-develop-two-novel-bispecific-candidates-sot112sot1131234651142/?t=int

https://avenzotx.com/press-releases/avenzo-therapeutics-and-dualitybio-announce-exclusive-global-license-for-potential-best-in-class-egfr-her3-antibody-drug-conjugate/

https://www.businesswire.com/news/home/20250106155648/en/Candid-Therapeutics-Enters-into-Agreement-with-WuXi-Biologics-on-Trispecific-T-cell-Engager

https://news.abbvie.com/2025-01-13-AbbVie-and-Simcere-Zaiming-Announce-Partnership-to-Develop-a-Novel-Trispecific-Antibody-Candidate-in-Multiple-Myeloma

https://www.prnewswire.com/news-releases/elpiscience-and-astellas-enter-into-research-collaboration-and-license-agreement-for-novel-bispecific-macrophage-engager-302023142.html

https://www.reuters.com/business/healthcare-pharmaceuticals/merck-signs-33-bln-deal-experimental-cancer-drug-2024-11-14/

https://www.fiercebiotech.com/biotech/abbvie-inks-14b-aliada-buyout-landing-ex-jj-alzheimers-drug-leap-blood-brain-barrier

https://www.jnj.com/media-center/press-releases/johnson-johnson-strengthens-pipeline-to-lead-in-atopic-dermatitis-with-the-completion-of-the-acquisition-of-yellow-jersey-therapeutics-gaining-ownership-of-nm26

https://www.pharmexec.com/view/johnson-johnson-inks-deal-acquire-yellow-jersey-therapeutics-1-25-billion-cash-deal

https://www.biospace.com/business/merck-puts-up-potential-1-3b-to-acquire-curons-b-cell-depletion-therapy

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